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                                                                     EXHIBIT 5.1


                                 PIPER & MARBURY

                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                 WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018               NEW YORK
                                                                    PHILADELPHIA
                                  410-539-2530                         EASTON
                                FAX: 410-539-0489




                                   May 22, 1997




Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado  80222

                       Registration Statement of Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement (the "Registration Statement") on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on May 2, 1997, including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for offering by the Company from time to time of up to $1,000,000,000 aggregate initial offering price of: (i) senior, senior subordinated, or subordinated debt securities (the "Debt Securities") consisting of debentures, notes, and/or other unsecured evidences of indebtedness; (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock");
(iii) shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants"), or Common Stock (the "Common Stock Warrants"), as shall be designated by the Company at the time of the offering (collectively, the "Warrants"). The Debt Securities, the Preferred Stock, the Common Stock, and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In our capacity as Maryland counsel, we have reviewed the following:

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Apartment Investment and Management Company
May 22, 1997
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          (a)  The Registration Statement.

          (b) The Charter of the Company, certified by the Department of Assessments and Taxation of the State of Maryland (the "Department").

          (c) A copy of the By-Laws (the "By-Laws") of the Company, as amended and restated and in effect on the date hereof.

          (d)  The Preliminary Prospectus, dated May 2, 1997 (the
     "Preliminary Prospectus") relating to the issuance of the Securities, which forms a part of the Registration Statement.

          (e) Certified resolutions of the Board of Directors of the Company relating to the Company's organization and to the Board's authorization of the filing of the Registration Statement.

          (f) A short-form good standing certificate for the Company, dated May 21, 1997, issued by the Department.

          (g) An Officer's Certificate (the "Certificate") of the Company, dated the date hereof, as to certain factual matters.

          (h) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

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Apartment Investment and Management Company
May 22, 1997
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     We further assume that:

          (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and with applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

          (b) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement.

          (c) Prior to the issuance of any of the Debt Securities Warrants (if the Debt Securities are convertible into shares of the Preferred Stock or the Common Stock), there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) or the Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary.

          (d) Appropriate debentures, notes, and/or other unsecured evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Company's Charter and By-Laws, and applicable Maryland law.

          (e) Prior to the issuance of any shares of the Preferred Stock or the Common Stock or of the Preferred Stock Warrants or the Common Stock Warrants, there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) or the Common Stock, as the case may be, and that all actions necessary to

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Apartment Investment and Management Company
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     the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

          (f) Appropriate certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company's Charter and By-Laws and all applicable requirements of Maryland law.

          (g) Any Debt Securities Warrants will be issued under a valid and legally binding warrant agreement (a "Debt Securities Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement; any Preferred Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Preferred Stock Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement; and any Common Stock Warrants will be issued under a valid and legally binding warrant agreement (a "Common Stock Warrant Agreement") that conforms to the description thereof set forth in the Prospectus Supplement.

          (h) The underwriting agreements for offerings of the Debt Securities, the Preferred Stock, the Common Stock, the Debt Securities Warrants, the Preferred Stock Warrants, and the Common Stock Warrants (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

          (i) To the extent that the obligations of the Company under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee

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Apartment Investment and Management Company
May 22, 1997
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     under such Indenture, with all applicable laws and regulations; and the
     Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

          (j) To the extent that the obligations of the Company under any Debt Securities Warrant Agreement, Preferred Stock Warrant Agreement, or Common Stock Warrant Agreement (collectively, a "Warrant Agreement") may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

          1. When a series of the Debt Securities (and securities of any class into which any Debt Securities may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Company's Charter and By-Laws, and applicable Maryland law, and, upon issuance and delivery of debentures, notes, and/or other unsecured evidences of indebtedness for such series of Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of debentures, notes, and/or other unsecured evidences of indebtedness for such series of Debt Securities pursuant to the exercise of one or more Debt Securities

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Apartment Investment and Management Company
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     Warrants, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

          2. When a series of the Preferred Stock (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, and, upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants, the shares of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

          3. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

          4. When a series of the Debt Securities (and securities of any class into which such Debt Securities may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, when the Debt Securities Warrants for such series of Debt Securities have been duly established by the related Debt Securities Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Debt Securities Warrants have been duly executed and delivered on behalf of the Company against payment

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Apartment Investment and Management Company
May 22, 1997
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     therefor in accordance with the terms and provisions of such Board Action, the Debt Securities Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Debt Securities Warrants will be duly authorized and will constitute valid obligations of the Company.

          5. When a series of the Preferred Stock (and securities of any class into which such Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, when the Preferred Stock Warrants for such series of Preferred Stock have been duly established by the related Preferred Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Preferred Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Preferred Stock Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Preferred Stock Warrants will be duly authorized and will constitute valid obligations of the Company.

          6. When the Common Stock Warrants have been duly established by the related Common Stock Warrant Agreement, duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Common Stock Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Common Stock Warrants will be duly authorized and will constitute valid obligations of the Company.

     The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy,

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insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     The opinions expressed above are limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. All of the foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. The opinions expressed above are limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                              Very truly yours,


                              /s/ Piper & Marbury L.L.P.